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                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.       )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              OLYMPIC STEEL, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                              [OLYMPIC STEEL LOGO]
       Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146
                                 (216) 292-3800

To Our Shareholders:

You are invited to attend the 2001 Annual Meeting of Shareholders of Olympic Steel, Inc. to be held at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, on Monday, April 30, 2001, at 10:00 a.m. local time. We are pleased to enclose the notice of our Annual Meeting of Shareholders, together with a Proxy Statement, a Proxy and an envelope for returning the Proxy.

You are hereby asked to approve the election of Directors and to ratify the appointment of auditors. Your Board of Directors unanimously recommends that you vote "FOR" each proposal stated in the Proxy.

Please carefully review the Proxy Statement and then complete and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

Your time and attention to this letter and the accompanying Proxy Statement and Proxy is appreciated.

Sincerely,

Michael D. Siegal
Chairman and Chief Executive Officer

March 23, 2001

                              [OLYMPIC STEEL LOGO]
       Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146
                                 (216) 292-3800

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 30, 2001

The Annual Meeting of Shareholders of Olympic Steel, Inc., an Ohio corporation (the Company), will be held on Monday, April 30, 2001, at 10:00 a.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146, for the following purposes:

1. To elect three Directors for a term expiring in 2003;

2. To ratify the appointment of Arthur Andersen LLP as auditors of the Company for 2001;

3. To transact such other business that is properly brought before the meeting.

Only holders of the Common Shares of record on the books of the Company at the close of business on March 12, 2001, will be entitled to vote at the meeting.

Your vote is important. All shareholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, please mark, date and sign your Proxy and return it promptly in the enclosed envelope. Any shareholder attending the meeting may vote in person even if the shareholder returned a Proxy.

By Order of the Board of Directors

Marc H. Morgenstern
Secretary

Cleveland, Ohio

March 23, 2001

THE ENCLOSED PROXY, WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, CAN BE RETURNED IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                              [OLYMPIC STEEL LOGO]
                              2001 ANNUAL MEETING

                                 April 30, 2001

                           THE PROXY AND SOLICITATION

     This Proxy Statement is being mailed on or about March 30, 2001, to the shareholders of Olympic Steel, Inc. (the Company) in connection with the solicitation by the Board of Directors of the enclosed form of Proxy for the 2001 Annual Meeting of Shareholders to be held on Monday, April 30, 2001 at 10:00 a.m. local time, at Olympic Steel, Inc., 5096 Richmond Road, Bedford Heights, OH 44146. Pursuant to the Ohio General Corporation Law, any shareholder signing and returning the enclosed Proxy has the power to revoke it by giving notice of such revocation to the Company in writing or in the open meeting before any vote with respect to the matters set forth therein is taken. The representation in person or by Proxy of at least a majority of the outstanding shares of Common Stock entitled to vote is necessary to provide a quorum at the Annual Meeting. The election of Directors and the proposal to ratify the appointment of auditors require approval only by a plurality of the votes cast. As a result, although abstentions and broker non-votes will not be counted in determining the outcome of the vote, they will be counted in determining whether a quorum has been achieved. The cost of soliciting the Proxy will be borne by the Company.

                           PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of (1) electing three Directors of the class whose two-year terms of office will expire in 2003; (2) ratifying the appointment of Arthur Andersen LLP as auditors of the Company for 2001, and (3) transacting such other business as may properly come before the meeting.

     The two persons named in the enclosed Proxy have been selected by the Board of Directors and will vote Common Shares represented by valid Board of Directors' Proxies. They have indicated that, unless otherwise indicated in the enclosed Proxy, they intend to vote for the election of the Director nominees named herein and in favor of the proposal listed in Item 2 above.

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 12, 2001, as the record date for determining shareholders entitled to notice of the meeting and to vote. On that date, 9,631,100 shares of Common Stock were outstanding and entitled to one vote on all matters properly brought before the Annual Meeting.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into two classes of three Directors each, whose members serve for a staggered two-year term. One class of Directors' term expires in 2001 and the other class term expires in 2002.

     The Board of Directors has nominated Michael D. Siegal, Thomas M. Forman and James B. Meathe to stand for election as Directors for a two-year term. The two-year term will end upon the election of Directors at the 2003 Annual Meeting of Shareholders.

     At the Annual Meeting, the shares of Common Stock represented by valid Proxies, unless otherwise specified, will be voted to reelect the Directors. Each individual nominated for election as a Director of the Company has agreed to serve if elected. However, if any nominee becomes unable or unwilling to serve if elected, the Proxies will be voted for the election of such other person as may be recommended by the Board of Directors. The Board of Directors has no reason to believe that the persons listed as nominees will be unable or unwilling to serve.

     The Board of Directors recommends that each shareholder vote "FOR" the Board of Directors' nominees. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

                      NOMINEES FOR TERMS TO EXPIRE IN 2003

                                           PRINCIPAL OCCUPATION,
                                              PAST FIVE YEARS,                     DIRECTOR
  NAME OF DIRECTOR    AGE                   OTHER DIRECTORSHIPS                     SINCE
  ----------------    ---    --------------------------------------------------    --------
Michael D. Siegal     48     Chief Executive Officer of the Company since 1984,      1984
                             and Chairman of the Board since 1994. President of
                             the Company from 1984 through 2000. A member of
                             the Board of Directors of American National Bank
                             (Cleveland, Ohio). A member of the Executive
                             Committee of the Steel Service Center Institute
                             (SSCI) and Vice Chairman of the Development
                             Corporation for Israel.
Thomas M. Forman      55     Co-founder and board member of HealthSync (a            1994
                             provider of an employer-paid health insurance
                             marketplace) since 1999. He served as Vice
                             President of Sealy Corporation (a manufacturer and
                             distributor of bedding) from 1994 to 1997. Prior
                             thereto, he served as Executive Vice President and
                             a member of the Board of Directors of Bridgestone/
                             Firestone, Inc. (a worldwide tire manufacturer and
                             distributor) for two years and held various senior
                             management positions for seven years prior
                             thereto.
James B. Meathe       44     Managing Director and Great Lakes Region Head of          --
                             Marsh Inc. (a leading risk and insurance services
                             firm) since 1999. Previously served as Cleveland
                             Branch Manager and prior thereto in multiple
                             senior management positions in the Grand Rapids
                             office of Johnson & Higgins. He currently serves
                             on the Operating Committee of Marsh USA Inc. and
                             on the board of Ursuline College.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2002

                                           PRINCIPAL OCCUPATION,
                                              PAST FIVE YEARS,                     DIRECTOR
  NAME OF DIRECTOR    AGE                   OTHER DIRECTORSHIPS                     SINCE
  ----------------    ---    --------------------------------------------------    --------
David A. Wolfort      48     President since January 2001 and Chief Operating        1987
                             Officer of the Company since 1995. He served as
                             Vice President - Commercial of the Company from
                             1987 to 1995. He is Chairman of the Steel Service
                             Center Institute (SSCI) PAC, serves as Past
                             Chairman of SSCI's Government Affairs committee,
                             and a Regional Board Member of the Northern Ohio
                             Anti-Defamation League.
Martin H. Elrad       61     Private investor; also served for over five years       1987
                             as President of Solon Leasing Co. (a fleet vehicle
                             lessor).
Suren A. Hovsepian    61     Business Consultant. Vice President - Automotive        1998
                             of the Company from 1997 to 1998. Previously, he
                             served as General Manager of Lafayette Steel, a
                             subsidiary of the Company, since its acquisition
                             in 1995. Prior to its acquisition, he was
                             President and Chief Executive Officer of Lafayette
                             Steel.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors of the Company held four meetings in 2000. The Board of Directors has an Audit Committee, a Compensation Committee, and a Nominating Committee, each of which consists of Messrs. Elrad, Forman, and William E. MacDonald III, who is a Director not standing for reelection at the 2001 Annual Meeting. The Audit Committee held two meetings and the Compensation and Nominating Committees each held one meeting in 2000. The Committees receive their authority and assignments from the Board of Directors and report to the Board of Directors.

     All of the current Directors attended all of the required Board and applicable committee meetings held during 2000. In addition to holding regular committee meetings, the Board members also reviewed and considered matters and documents and communicated with each other wholly apart from the meetings. Several actions were taken by unanimous written consent.

     Audit Committee. The committee is chaired by Mr. MacDonald, operates pursuant to a written charter (a copy of which is attached as Appendix A to this Proxy Statement), and is responsible for monitoring and overseeing the Company's internal controls and financial reporting processes, as well as the independent audit of the Company's consolidated financial statements by the Company's independent auditors, Arthur Andersen LLP. Each committee member is an "independent Director" as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. listing standards. As part of fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited consolidated financial statements for 2000 with management and discussed those matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) with the Company's independent auditors. The Audit Committee received the written disclosures and the letter required by Independent Standards Board Standard No. 1 (Independence Discussions with Audit Committee) from Arthur Andersen LLP, and discussed that firm's independence with representatives of the firm.

     Based upon the Audit Committee's review of the audited consolidated financial statements and its discussions with management and the Company's independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements for the fiscal year ended December 31, 2000 in the Company's Annual Report on form 10-K filed with the Securities and Exchange Commission.

                       William E. MacDonald III, Chairman
                                Martin H. Elrad
                                Thomas M. Forman

     Compensation Committee. This committee is chaired by Mr. Forman, reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies, and has authority to administer the Company's Stock Option Plan.

     Nominating Committee. This committee is chaired by Mr. Elrad, functions to advise and make recommendations to the Board concerning the selection of candidates as nominees for Directors, including those individuals recommended by shareholders. Shareholders wishing to suggest nominees for election to the Board at the 2002 Annual Meeting may do so by providing written notice to the Company in care of Marc H. Morgenstern, Secretary, no later than December 30, 2001.

                           COMPENSATION OF DIRECTORS

     During 2000, each Director who is not an employee of the Company received a Director's fee in the amount of $3,500 per meeting and reimbursement for out-of-pocket expenses incurred in connection with attending such meetings. Directors also receive $1,000 for each special Board or Committee meetings attended. No additional compensation is to be paid for committee meetings held on the same day as Board meetings. Upon appointment to the Board, each outside Director is entitled to a stock option grant of 10,000 shares. Each outside Director shall also be entitled to an annual stock option grant of up to 2,500 shares, based on overall Company performance. Directors who are also employees of the Company receive no additional remuneration for serving as Directors.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth each person or entity who has beneficial ownership of 5% or more of the outstanding Common Shares of the Company on March 12, 2001, based upon information furnished to the Company.

                                                           NUMBER OF SHARES       PERCENTAGE OF
               NAMES OF BENEFICIAL OWNERS                 BENEFICIALLY OWNED        OWNERSHIP
               --------------------------                 ------------------      -------------
Michael D. Siegal                                           1,553,223(1)              15.9%
  5096 Richmond Road
  Cleveland, OH 44146
Dimensional Fund Advisors                                     812,400(2)               8.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Gelfand Maxus Asset Management                                744,457(3)               7.6%
  1301 East Ninth Street
  36th Floor
  Cleveland, OH 44114-1800
David A. Wolfort                                              551,467(4)               5.7%
  5096 Richmond Road
  Cleveland, OH 44146

---------------

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 22,223 shares issuable upon exercise of options exercisable within sixty days of March 12, 2001.

(2) Based on Schedule 13G filed with the Securities and Exchange Commission on or about February 2, 2001.

(3) Based on Schedule 13F filed with the Securities and Exchange Commission on or about February 9, 2001.

(4) Does not include 113,000 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares. Includes 18,667 shares issuable upon exercise of options exercisable within sixty days of March 12, 2001.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the amount of the Company's Shares of Common Stock beneficially owned by the Company's Directors, Director nominees, each of the officers in the compensation table included herein, and all the Directors, Director nominees, and executive officers as a group as of March 12, 2001.

                                                           NUMBER OF SHARES       PERCENTAGE OF
               NAMES OF BENEFICIAL OWNERS                 BENEFICIALLY OWNED        OWNERSHIP
               --------------------------                 ------------------      -------------
Michael D. Siegal                                              1,553,223(1)           15.9%
David A. Wolfort                                                 551,467(2)            5.7%
Martin H. Elrad                                                   21,001(3)              *
Suren A. Hovsepian                                                17,001(3)              *
Heber MacWilliams                                                 16,801(3)              *
Thomas M. Forman                                                  15,351(3)              *
Richard T. Marabito                                               14,001(4)              *
William E. MacDonald III                                           8,333(3)              *
James B. Meathe                                                        0                 *
All Directors, Director nominees, and executive officers
  as a group (9 persons)                                       2,197,178(5)           22.6%

---------------

* Less than 1%.

(1) Does not include 51,000 shares held in various trusts for the benefit of Mr. Siegal's children. Mr. Siegal disclaims beneficial ownership of such shares. Includes 22,223 shares issuable upon exercise of options exercisable within sixty days of March 12, 2001.

(2) Does not include 113,000 shares held in various trusts for the benefit of Mr. Wolfort's children. Mr. Wolfort disclaims beneficial ownership of such shares. Includes 18,667 shares issuable upon exercise of options exercisable within sixty days of March 12, 2001.

(3) Includes shares issuable upon exercise of options exercisable within sixty days of March 12, 2001, as follows: Elrad - 16,001, Hovsepian - 12,001, MacWilliams - 11,001, Forman - 13,201, MacDonald - 3,333.

(4) Does not include 2,000 shares held is various trust for the benefit of Mr. Marabito's children. Mr. Marabito disclaims beneficial ownership of such shares. Includes 12,001 shares issuable upon exercise of options exercisable within sixty days of March 12, 2001.

(5) Includes 108,428 shares issuable upon exercise of options exercisable within sixty days of March 12, 2001.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Act of 1934, as amended, requires the Company's officers and Directors, and persons who own greater than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership to the SEC. Officers, Directors and more than 10% shareholders are required by the SEC to furnish to the Company copies of all Section 16(a) reports they file. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during 2000 and Form 5 and amendments thereto furnished to the Company with respect to 2000, or a written representation from the reporting person that no Form 5 is required, all filings required to be made by the Company's officers, Directors and greater than 10% shareholders were timely made with the exception of one inadvertent late filing of one purchase by Mr. Hovsepian.

                        EXECUTIVE OFFICERS' COMPENSATION

     The following table sets forth certain information with respect to the compensation paid by the Company during the years ended December 31, 2000, 1999, and 1998 to the Chief Executive Officer and each of the other executive officers (the "Named Executive Officers") of the Company:

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
             NAME AND                          -----------------------          ALL OTHER
      PRINCIPAL POSITION(S)         YEAR        SALARY         BONUS         COMPENSATION(1)
      ---------------------         ----       --------       --------       ---------------
Michael D. Siegal,                  2000       $400,000       $      0           $ 8,650
Chairman of the Board and           1999        425,000        118,300             9,800
Chief Executive Officer             1998        421,793        108,240            11,400
David A. Wolfort,                   2000       $310,000       $      0           $ 8,650
President and                       1999        310,000         94,640             9,800
Chief Operating Officer             1998        301,775        108,240            11,400
Richard T. Marabito(2)              2000       $161,628       $      0           $ 8,650
Chief Financial Officer
and Treasurer
Heber MacWilliams(2)                2000       $125,154       $ 15,000           $ 8,379
Vice President - MIS

---------------

(1) "All Other Compensation" includes (i) contributions to the Company's 401(k) plan to match pre-tax elective deferral contributions and (ii) amounts paid under the Company's discretionary profit-sharing plan. Messrs. Siegal, Wolfort and Marabito each were credited in 2000 with $5,250 and $3,400 under the 401(k) plan and profit-sharing plan, respectively. Mr. MacWilliams was credited in 2000 with $5,250 and $3,129 under the 401(k) plan and profit-sharing plan, respectively.

(2) Pursuant to SEC rules, no information regarding compensation for years prior to appointment as Named Executive Officer required.

     The following table sets forth information regarding individual grants of stock options pursuant to the Company's Stock Option Plan during 2000 to each of the Named Executive Officers.

                            INDIVIDUAL OPTION GRANTS
                                      2000

                                              % OF
                          NUMBER OF       TOTAL OPTIONS
                        SHARES COVERED     GRANTED TO                                       GRANT DATE
                          BY OPTION       EMPLOYEES IN     EXERCISE PRICE    EXPIRATION       PRESENT
         NAME               GRANT          FISCAL YEAR      ($/SHARE)(1)        DATE         VALUE(2)
         ----           --------------    -------------    --------------    ----------    -------------
Michael D. Siegal           20,000            13.0%            $4.84          4/26/10         $68,400
David A. Wolfort            16,000            10.4%            $4.84          4/26/10         $54,720
Richard T. Marabito          8,000             5.2%            $4.84          4/26/10         $27,360
Heber MacWilliams            5,000             3.3%            $4.84          4/26/10         $17,100

---------------

(1) Stock Options were awarded with an exercise price equal to the fair market value per share of the Common Stock on the grant date.

(2) In accordance with the rules of the United States Securities and Exchange Commission, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company cannot predict or estimate the future price of the Company's Common Stock, and neither the Black-Scholes model nor any other model can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an officer, if any, will be at or near the value estimated in the Black-Scholes model. The Black-Scholes valuation was determined using the following assumptions: an average volatility of 51.8%, no dividend yield, a risk-free interest rate of 6.2%, and a projected exercise period of 10 years.

     During 2000, there were no Stock Options exercises by any of the Named Executive Officers. The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers at December 31, 2000.

                               DECEMBER 31, 2000
                                 OPTION VALUES

                                NUMBER OF SECURITIES UNDERLYING         VALUE OF IN-THE-MONEY OPTIONS
                                      OPTIONS AT YEAR END                     AT YEAR END ($)(1)
                                --------------------------------        ------------------------------
             NAME               EXERCISABLE       UNEXERCISABLE         EXERCISABLE      UNEXERCISABLE
             ----               ------------      --------------        -----------      -------------
Michael D. Siegal                  7,778              35,555                 0                 0
David A. Wolfort                   6,667              29,333                 0                 0
Richard T. Marabito                6,167              13,333                 0                 0
Heber MacWilliams                  6,167              10,333                 0                 0

---------------

(1) These values are based on the negative spread between the respective exercise price of outstanding stock options and the fair market value of the Company's Common Stock at December 31, 2000 ($1.969). These amounts may not represent amounts actually realized by the Named Executive Officers.

     Retention Agreements. The Company has executed Management Retention Agreements (the "Retention Agreements") with Messrs. Siegal, Wolfort, and Marabito. Under the Agreements, which do not become operative unless there is a Change-in-Control of the Company (as defined in the Retention Agreements), the Company agrees to continue the employment of the manager for a one-year period (the "Contract Period") following the Change-in-Control in the same position with the same duties and responsibilities and at the same compensation level as existed prior to the Change-in-Control. If during the Contract Period the manager's employment is terminated without cause, or the manager terminates his employment for "good reason," the manager shall receive a lump-sum severance payment (the "Severance Amount") of an amount equal to the average of the manager's salary over the last three years, together with continuation of insurance coverage for one year. The Contract Period for Messrs. Siegal and Wolfort is two years and their Severance Amount equals 2.99 times the average of the last three years' compensation. Each of the Retention Agreements contains a non-competition prohibition for one year post-employment (two years in the cases of Messrs. Siegal and Wolfort).

     Wolfort Employment Agreement. Mr. Wolfort serves as President and Chief Operating Officer of the Company pursuant to an employment agreement, effective January 1, 2001, and terminating December 31, 2005. Under the Agreement, Mr. Wolfort receives a Base Salary of $385,000, subject to possible increases as determined by the Compensation Committee of the Board. Bonus compensation will be determined by the Committee under the Senior Management Compensation Program, subject to a minimum annual bonus of $20,000. Under the Agreement, Mr. Wolfort was granted a ten (10) year option to purchase up to 300,000 shares at $1.97 per share, the fair market value of the Company's Common Stock on the date of grant. The option vests in annual installments of 20%, commencing January 1, 2002. If the Company terminates Mr. Wolfort's employment without "cause" during the employment term, he shall continue to receive his compensation under the Agreement for a period ending on the earlier of (i) December 31, 2005 or (ii) the second anniversary of his termination of employment. The employment agreement contains a one year non-competition prohibition.

                             EMPLOYEE BENEFIT PLANS

     Incentive Bonus Plan. Each of the Executive Officers participated in the Senior Management Compensation Program which focuses on return on assets (ROA) and growth in tonnage. ROA is calculated by dividing consolidated net income by average monthly total assets. Net income and total assets can be adjusted by the Committee for certain start-up costs or extraordinary items. Under the program, each of the Executive Officers can be granted stock options based on the Company's performance. The determination of the stock option grants is made by the Compensation Committee. The Committee believes that this program further aligns the interests of management and shareholders and will provide long-term incentive for maximizing shareholder value.

     Stock Option Plan. Pursuant to the provisions of the Option Plan, key employees of the Company, non-employee Directors of the Company and consultants may be offered the opportunity to acquire shares of Common Stock by the grant of stock options including both incentive stock options (ISOs), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options. ISOs are not available to consultants. A total of 950,000 shares of Common Stock have been reserved for options under the Option Plan of which 449,833 options are outstanding as of December 31, 2000. The Option Plan will terminate in January 2004; however, termination of the Option Plan will not affect outstanding options. The Compensation Committee of the Board of Directors administers the Option Plan. The Committee has broad discretion to set the terms and conditions of the options, provided that no option may be exercisable more than ten years after the date of grant.

                              RELATED TRANSACTIONS
                     AND COMPENSATION COMMITTEE INTERLOCKS

     A partnership owned by family members of Mr. Siegal owns one of the Cleveland facilities and leases it to the Company on a triple-net basis at an annual rent of $195,300. The lease expires in June 2010, subject to a ten-year renewal option. A corporation owned by family members of Mr. Siegal provides freight services to the Company. Payments to this entity were approximately $1.4 million in 2000. The Company believes these transactions are on terms no less favorable to the Company than could be obtained from unrelated parties.

     Mr. Wolfort purchased 300,000 shares of the Company's Common Stock from treasury on February 22, 2001. The shares were purchased pursuant to a 5-year note payable to the Company due and payable January 1, 2006. The principal balance of $675,000 accrues interest at 5.07% per year and is secured by a pledge of the acquired shares until the note is paid in full.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for setting and administering the policies that govern the base salaries, bonuses and other compensation matters of the executive officers of the Company. The Committee consists entirely of non-employee Directors of the Company. The Committee meets once annually to review the compensation program for the executive officers of the Company. This report documents the basis of compensation for 2000, with regard to the Company's Chief Executive Officer and other executive officers.

     Compensation Policy. The executive compensation policy of the Company is based on the following philosophy: (i) the need to retain and, as necessary, attract highly qualified executives with a compensation plan that is competitive with both public and privately held steel and steel-related companies; (ii) emphasizing variable, performance-based compensation tied to the overall profitability of the Company;

(iii) creating a system that would not be overly complicated or conflict with the bonus system used at the senior manager level; and (iv) devising a compensation program that appropriately aligns the interests of executive officers with those of the Company's shareholders in increasing shareholder value.

     Base Salaries. The annual base salary of the executive officers is based upon an evaluation of their significant contributions as individuals and as a team, as subjectively determined by the Compensation Committee. The Committee reviewed the cash compensation of numerous senior executives in positions in other steel and steel-related companies to determine the range of the base salaries. Base salaries for 2000 were reviewed and approved by the Compensation Committee, and the amounts paid are included in the Summary Compensation Table.

     Incentive Compensation. A significant portion of the executive officers' compensation is incentive bonus-based and tied to the overall return on assets of the Company. The 2000 bonus compensation was determined by the provisions of the Incentive Bonus Plan described under the section "Employee Benefit Plans."

     Chief Executive Officer Compensation. The Chief Executive Officer participates in the same compensation plan provided to the other executive officers of the Company. The base salary for the Chief Executive Officer, Michael D. Siegal, was based upon the Compensation Committee's subjective evaluation of his performance, considering his years of experience, contributions and accomplishments, and his commitment to increasing shareholder value. The Compensation Committee also considered the base compensation packages of other chief executive officers for comparable companies. Consistent with the philosophy of the Incentive Bonus Compensation Plan, the overall return on assets of the Company is a primary variable in determining the total compensation paid to the Chief Executive Officer. Mr. Siegal owns a significant number of shares of the Company, which provides additional long-term incentive for maximizing shareholder value.

                           Thomas M. Forman, Chairman
                                Martin H. Elrad
                            William E. MacDonald III

                  SHAREHOLDER RETURN PERFORMANCE PRESENTATION

     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Shares against the cumulative total return of the NASDAQ U.S. composite index and an index to a peer group from December 1995 through December 2000.

     The stock price performance graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

          Olympic Steel, Inc., Peer Group Index and NASDAQ U.S. Index
                From December 29, 1995 through December 29, 2000

                          TOTAL RETURN TO STOCKHOLDERS
                     (ASSUMES $100 INVESTMENT ON 12/29/95)
[PERFORMANCE CHART]

                                                   OLYMPIC STEEL, INC.          PEER GROUP INDEX(1)         NASDAQ U.S. INDEX
                                                   -------------------          -----------------           -----------------
12/29/95                                                    100                         100                         100
12/31/96                                                 290.02                      110.49                      123.01
12/31/97                                                 177.86                      106.86                      150.94
12/31/98                                                  57.15                       84.28                      211.61
12/31/99                                                  54.29                      110.28                      400.93
12/29/00                                                   22.5                       65.11                      243.41

---------------

(1) The companies selected to form the peer group index are A.M. Castle & Co., Gibraltar Steel Corporation, Huntco Inc., Shiloh Industries, Inc., Steel Technologies Inc., and Worthington Industries, Inc.

                                  PROPOSAL TWO
                              INDEPENDENT AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has selected Arthur Andersen LLP as auditors for 2001. The Board of Directors requests the ratification of the appointment of Arthur Andersen LLP by the shareholders at the Annual Meeting. The Board of Directors recommends that each shareholder vote "FOR" ratification of Arthur Andersen LLP as auditors for 2001.

     Aggregate fees billed for the audit of the Company's annual financial statements and quarterly reviews of the financial statements in 2000 were $145,000.

     All non-audit aggregate fees billed for professional services rendered during fiscal year 2000 relating to tax return reviews and other tax consulting fees were $12,500. The Audit Committee has considered whether the provision of services for these fees is compatible with maintaining the independent accountants' independence and has determined that such services have not adversely affected Arthur Andersen LLP's independence.

     Arthur Andersen LLP has audited the Company's financial statements for each year since 1987. Representatives of Arthur Andersen LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

     The Board of Directors of the Company is not aware that any matter other than those listed in the Notice of Meeting is to be presented for action at the meeting. If any of the Board's nominees is unavailable for election as a Director or any other matter should properly come before the meeting, it is intended that votes will be cast pursuant to the Proxy in respect thereto in accordance with the best judgment of the person or persons acting as proxies.

                               PROXY SOLICITATION

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement. In addition to solicitation by mail, officers and regular employees of the Company may solicit by telephone the return of Proxies. The Company will request brokers, banks and other custodians, nominees and fiduciaries to send Proxy material to beneficial owners and will, upon request, reimburse them for their expenses.

                            SHAREHOLDERS' PROPOSALS

     The deadline for shareholders to submit proposals to be considered for inclusion in the Proxy Statement for the 2002 Annual Meeting of Shareholders is expected to be November 23, 2001.

                                 ANNUAL REPORT

     The Company's Annual Report for the year ended December 31, 2000, including financial statements of the Company and the report thereon of Arthur Andersen LLP, is being mailed to shareholders with this Notice of the Annual Meeting and Proxy Statement.

                                              MARC H. MORGENSTERN
                                              Secretary

By Order of the Board of Directors
March 23, 2001

                                                                      APPENDIX A

                              OLYMPIC STEEL, INC.
                            AUDIT COMMITTEE CHARTER
                                DATED JUNE 2000

PURPOSE

The Audit Committee ("Committee") of Olympic Steel, Inc. and subsidiaries ("Company") will report to the Company's Board of Directors ("Board"), and assist the Board in fulfilling its oversight responsibilities. The Committee will review the financial reporting process, the systems of internal control, the independent audit process, and the Company's process for monitoring compliance with laws and regulations. Consistent with this function, the Committee shall encourage continuous improvement of, and shall foster adherence to, the Company's policies, procedures, and practices at all levels. In performing its duties, the Committee will maintain effective working relationships with the Board, senior and financial management, and the independent accountants. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the Company's business, operations and risks.

The Committee's primary duties and responsibilities are to:

1) Serve as an independent and objective party to provide a degree of oversight over the Company's financial reporting process and systems of internal controls.

2) Review and appraise the audit efforts of the Company's independent accountants, whom are ultimately accountable to the Board.

3) Provide an open avenue of communication among the independent accountants and financial and senior management and the Board.

The Committee will primarily fill these responsibilities by carrying out the duties enumerated in this Charter.

COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee. All members of the Committee shall be financially literate and have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or financial management expertise. Financial management expertise could include employment experience in finance or accounting, professional certification in accounting, or a background that results in financial sophistication including having served as a CEO, CFO, or other senior officer with financial oversight responsibility.

For purpose of this Charter, the definition of independence includes the absence of any relationship with the Company that may interfere with the exercise of independence from management and the Company. In addition, the following restrictions apply to every Committee member.

1) EMPLOYEES: A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Committee until three years following the termination of his or her employment. In the event the employment relationship is with a former parent or predecessor of the Company, the director could serve on the Committee after three years following the termination of the relationship between the Company and the former parent or predecessor.

2) BUSINESS RELATIONSHIP: A director (i) who is a partner, shareholder or executive officer of an organization that has a business relationship with the Company, or (ii) who has a direct business relationship with the Company (i.e. consultant) may serve on the Committee only if the Company's Board determines in its business judgement that the relationship does not interfere with the director's exercise of independent judgement. In making a determination regarding the independence of a director pursuant to this paragraph, the Board should consider, among other things, the materiality of the relationship to the Company, to the director, and if applicable, to the organizations with which the director is affiliated.

   "Business relationships" can include commercial, industrial, banking, consulting, legal, accounting, and other relationships. A director can have this relationship directly with the Company, or the director can be a partner, officer or employee of an organization that has such a relationship. The director may serve on the Committee without the above referenced Board determinations after three years following the termination of such business relationship.

3) CROSS COMPENSATION COMMITTEE LINK: A director who is employed as an executive of another organization where any of the Company's executives serves on that organization's compensation committee may not serve on the Committee.

4) IMMEDIATE FAMILY: A director who is an immediate family member of an executive officer of the Company or any of its affiliates cannot serve on the Committee until three years following the termination of such employment relationship. Immediate family members include spouses, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than employees) who shares such person's home.

TERM

The members of the Committee shall be elected annually by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair of the Committee is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of full Committee membership.

AUTHORITY

In addition to performing the responsibilities hereinafter discussed, the Committee may, or at the Board's request shall, investigate any financial or accounting activity of the Company. The Committee is empowered with Board authority to execute such investigations including the ability to retain third parties having special competence as necessary to assist the Committee in fulfilling its responsibilities.

MEETINGS

The Committee shall meet at least two times per year, with other meetings called by the Committee Chair or any other member of the Committee as necessary. At a minimum, the Committee shall meet with management and the independent accountants prior to commencing the annual audit ("pre audit") and upon conclusion of the annual audit ("post audit"). The purpose of these meetings is further discussed in this Charter. The Committee shall meet at least annually with management and the independent accountants in separate sessions to discuss any matters that the Committee or each of these groups believes should be discussed privately.

If the Committee deems it necessary, it may meet in executive session. Members of the Committee and only those advisors and members of management designated by a Committee member shall attend executive sessions.

ATTENDANCE

The Audit Committee Chair may request that members of management, internal auditors, if applicable, representatives of the independent auditors, and others be present at meetings of the Committee.

MINUTES

Minutes of each meeting are to be prepared and sent to Committee members and also to the Company's directors who are not members of the Committee. The minutes as finally approved shall be placed in the corporate minute books of the Company by the Secretary or Assistant Secretary of the Company. Copies are to be provided to the independent auditors.

RESPONSIBILITY AND DUTIES

The Committee shall assist the Board in fulfilling its responsibility to the shareholders relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, and the senior and financial management of the Company.

In carrying out these responsibilities, the Audit Committee will:

    PRE AUDIT

1) Review, prior to the annual audit, the proposed scope of the independent auditors' audit examination. This review shall entail an understanding from the independent auditors of the factors they considered in determining the audit scope and procedures. Included among such considerations are the following:

    * Industry, business, and internal control risk characteristics of the Company.

    * The significance of receivables, inventories, payables, and other balance sheet accounts.

    * The significance of the operating results of individual divisions or subsidiaries.

    * External reporting requirements.

    * Significant current year events and issues affecting the audit plan.

    * Quality of internal accounting controls over financial reporting.

    * Review of risk assessment and audit approaches.

    * Other areas to be covered during the audit engagement.

2) Review and approve the independent auditors' fee schedule as agreed upon by management.

3) Review with management the extent of any non-audit services provided by the independent auditors in relation to the independence and objectivity required.

4) Review the statement of independence supplied by the independent accountants in accordance with Independence Standards Board ("ISB") Standard No. 1, Communications with Audit Committees.

    INTERIM FINANCIAL STATEMENTS (QUARTERLY)

1) Understand how management develops and summarized quarterly financial information, the extent to which the independent accountants review quarterly financial information, and whether that review is performed on a pre or post review basis.

2) Meet with management and with the independent accountant, either telephonically or in person, to review the interim financial statements and the results of the independent auditors review. (This may be done by the Committee Chair or the entire Committee.)

3) To gain insight as to the fairness of the interim statements and disclosures, obtain explanations from management and from the independent accountants on whether:

    * Changes in financial ratios and relationships in the interim financial statements are consistent with changes in the Company's operations and financing practices.

    * Generally accepted accounting principles have been consistently applied.

    * There are any actual or proposed changes in accounting or financial reporting practices.

    * There are any significant or unusual events or transactions.

    * The Company's financial and operating controls are functioning effectively.

    * The Company has complied with the terms of loan agreements.

    * The interim financial statements contain adequate and appropriate disclosures.

    POST AUDIT

1) Review financial results for the year with management and the independent auditors upon completion of their audit. This review shall encompass:

    * Significant financial and business issues addressed during the audit.

    * Significant accounting estimates and judgements included in the financial statements.

    * Proposed audit adjustments, both recorded and unrecorded, and their resolutions.

    * Extent to which independent auditors review computer systems and applications, the security of such systems and applications, and the contingency plan for processing financial information in the event of a systems downtime.

    * The Company's annual report to shareholders, including the financial statements, and supplemental disclosures required by generally accepted accounting principles and the Securities and Exchange Commission (SEC). The Form 10-K is to be reviewed and approved by the entire Board.

    * Significant transactions that are not a normal part of the Company's operations.

    * Any changes during the year in the Company's accounting principles or their applications.

2) Discuss with the independent auditors, without the presence of any management or other Company personnel, the quality of the Company's financial and accounting personnel, and the degree of cooperation received from Company personnel during the audit.

3) Discuss with the independent auditors any relevant recommendations, which they may have regarding "reportable conditions" or "material weaknesses" as defined below. Topics to be considered during this discussion include: improving internal financial controls, the selection of accounting principles, and financial and management reporting systems. Review responses of management to the comments and recommendations from the independent accountants, if any.

         REPORTABLE CONDITIONS in the internal control structure requires communication noted during the audit (i.e. significant deficiencies in the design or functioning of the internal control structure that could adversely affect the Company's ability to record, process, summarize, and report financial data consistent with the assertions of management in the financial statements). The internal control structure consists of the control environment, accounting systems, and control procedures. The term "reportable condition" is intended to be a lower threshold than "material weaknesses".

         MATERIAL WEAKNESSES in the internal control structure is a reportable condition in which the design or operation of the specific internal control structure elements do not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

4) Discuss the scope and quality of internal accounting controls over financial reporting matters with Company management.

5) Determine if there were any management disagreements with the independent auditors and determine disclosure obligations with respect thereto.

6) Review any outstanding litigation indicated in the legal letter responses from legal counsel as requested by the independent accountants.

    ONGOING

1) Review with management and the external auditors new opinions and releases adopted by the FASB and the SEC and prospective new accounting rules and policies to the extent applicable to the Company.

2) Apprise the Board of significant developments in the course of performing the above duties through minutes and special presentations as necessary.

3) Recommend any appropriate changes in the duties of the Committee to the Board.

4) Ensure the independence of the independent auditors.

5) Recommend to the Board the retention or replacement of the independent auditors, and provide a written summary of the basis for replacement recommendations to the Board.

6) Review the adequacy of this Charter at least annually.

ETHICS AND COMPLIANCE

1) Review the Company's policies and procedures, which include ethical conduct and the Company's system to enforce these policies and procedures.

2) Review management's monitoring of the Company's compliance with its Ethics Policy, and ensure that management has the proper review system in place to ensure that the Company's financial statements, reports, and other financial information disseminated to governmental agencies and the public satisfy legal requirements.

REPORTING REQUIREMENTS

The Committee will prepare an annual report stating whether the Committee has
(i) reviewed and discussed the audited financial statements with management;
(ii) discussed with the independent accountants the matters required to be discussed by Statement of Auditing Standards No. 61; and (iii) received certain disclosures from the independent accountants regarding the auditor's independence as required by the ISB Standard No. 1 and discussed with the independent accountants the auditor's independence.

This report will also include a statement by the Committee whether, based on its review of the financial statements and discussions with management and the independent accountants, anything has come to the attention of the Committee that caused the Committee to believe that the audited financial statements included in the Company's Annual Report on Form 10-K for the year then ended contain an untrue statement of material fact necessary to make the statements not misleading.

On an annual basis, this report will be included within the Proxy filing of the Company.

     OLYMPIC STEEL, INC.                           YOUR VOTE IS IMPORTANT
     c/o National City Bank
     P.O. Box 92301
     Cleveland, OH 44197-1200

          Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                                  DETACH CARD

--------------------------------------------------------------------------------

      P

      R

      O

      X

      Y

                                OLYMPIC STEEL, INC.

            ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2001

                 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

          At the Annual Meeting of Shareholders of OLYMPIC STEEL, INC. to be held on April 30, 2001, and at any adjournment, MICHAEL D. SIEGAL and DAVID A. WOLFORT, and each of them, with full power of substitution and resubstitution, are hereby authorized to represent me and vote all my shares on the following matters:

          1. Election of three Directors.

                        [ ]FOR all nominees listed below               [ ]WITHHOLD AUTHORITY
                          (except as marked to the contrary below).      to vote for all nominees listed below.

          Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.

            Michael D. Siegal         Thomas M. Forman         James B. Meathe

                                                                                      FOR  AGAINST  ABSTAIN
                   2.   Ratification of the appointment of Arthur Andersen LLP as
                        auditors.                                                     [ ]    [ ]     [ ]

                   3.   Any other matter that may properly come before this meeting.

                                    (Continued and to be signed on reverse side)

                                  DETACH CARD

--------------------------------------------------------------------------------

                            (Continued from other side)

          YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE
          PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS
          CARD. Unless otherwise specified above, this Proxy will be voted FOR the election as Directors of the nominees noted on the reverse side and FOR the ratification of the appointment of Arthur Andersen LLP as auditors.
                                               DATE:________________, 2001

                                               ___________________________

                                               ___________________________

                                                    Signature(s) of
                                                     shareholder(s)

                                               NOTE: PLEASE SIGN EXACTLY AS
                                               NAME APPEARS HEREON. JOINT
                                               OWNERS SHOULD EACH SIGN. WHEN
                                               SIGNING AS ATTORNEY, EXECUTOR,
                                               ADMINISTRATOR, TRUSTEE OR
                                               GUARDIAN, PLEASE GIVE FULL
                                               TITLE AS SUCH.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE -- NO POSTAGE NECESSARY.